SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  May 16, 2003


                      Viskase Companies, Inc.
                      -----------------------
      (Exact name of registrant as specified in its charter)





          Delaware                      0-5485                 95-2677354
----------------------------     ---------------------     ------------------
(State or other jurisdiction     (Commission File No.)     (I.R.S. Employer
 of incorporation                                         Identification No.)




625 Willowbrook Centre Parkway, Willowbrook, Illinois                60527
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    (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code: (630) 789-4900












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Item 6. - Resignations of Registrant's Directors

F. Edward Gustafson has resigned as Chairman, President and Chief Executive Officer and director effective May 30, 2003. Mr. Gustafson intends to pursue other business opportunities. Mr. Gustafson served as Chairman, President and Chief Executive Officer since 1996.

The Board of Directors amended the By-Laws of the Company to increase the size of the Board to six members from five members and appointed Mr. Jon F. Weber as a director and interim President and Chief Executive Officer effective May 31, 2003. Mr. Weber will devote approximately 60% of his time to Viskase. The Board intends to reduce the size of the Board to five members upon the effectiveness of Mr. Gustafson's resignation from the Board of Directors.

Mr. Weber brings over 17 years of experience to Viskase as a senior level manager, banker and lawyer. Mr. Weber is an executive at Icahn Associates Corp., an entity controlled by Carl C. Icahn, who may be deemed to be a beneficial owner of approximately 26.9% of the Common Stock of the Company. Previously, Mr. Weber was the Chief Financial Officer for private equity-backed companies in San Francisco where he was responsible for finance, accounting, legal, operations, and human resources. Mr. Weber began his career as a corporate lawyer following his graduation from Harvard Law School. He also holds an MBA and Bachelors' degree from Babson College.


                                       SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   VISKASE COMPANIES, INC.
                                   Registrant



                                   By:  /s/ Gordon S. Donovan
                                        ---------------------
                                        Gordon S. Donovan
                                        Vice President, Chief
                                        Financial Officer and
                                        Treasurer


May 19, 2003